Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-276938

Prospectus Supplement

(To Prospectus Dated March 26, 2024)

5,263,161 Shares of Common Stock

We are offering 5,263,161 shares of our common stock, par value $0.00001 per share, or Common Stock, pursuant to this prospectus supplement and accompanying prospectus at an offering price per share equal to $0.475.

In a concurrent private placement, we are also selling to the purchasers of the shares of our Common Stock in this offering, warrants to purchase up to an aggregate of 5,263,161 shares of our Common Stock, or the Purchase Warrants. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Purchase Warrants will have an exercise price of $0.475 per share, will be exercisable immediately upon issuance and will expire five years from the date of issuance.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LUCY.” The last reported sale price of our common stock on The Nasdaq Capital Market on May 24, 2024 was $0.983 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $12,802,573, which was calculated based on 18,213,066 shares of outstanding common stock, of which 13,023,981 shares are held by non-affiliates, and the last reported sale price of our common stock of $0.983 per share on May 24, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have offered and sold $1,573,909 shares of common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in the offered securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 9 of the accompanying prospectus for a discussion of information that you should consider before investing in our securities and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we file with the Securities and Exchange Commission.

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of our securities. The placement agent has agreed to use its reasonable best efforts to place the shares of Common Stock offered by this prospectus supplement and accompanying prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement with respect to the shares offered hereby. There is no minimum offering requirement. We have agreed to pay the placement agent the cash fees set forth in the table below.

	Per Share	Total
Offering price	$0.475	$2,500,001.48
Placement agent’s fees(1)	$0.0285	$150,000.09
Proceeds, before expenses, to us	$0.4465	$2,350,001.39

(1)	We have also agreed to pay the placement agent a 1.0% management fee, to reimburse the placement agent for certain offering-related expenses and to issue to the placement agent (or its designees) warrants to purchase shares of Common Stock in connection with the offering. See “Plan of Distribution” for additional information regarding the placement agent’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock is expected to be made on or about May 29, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 28, 2024.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement, the accompanying prospectus and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, accompanying prospectus or any other prospective supplement for any sale of securities.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “Innovative Eyewear,” “we,” “our,” “us” and the “Company” in this prospectus supplement mean Innovative Eyewear, Inc., unless otherwise specified.

All trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We develop and sell smart eyeglasses and sunglasses, which are designed to allow our customers to remain connected to their digital lives, while also offering prescription eyewear and sun protection. Founded and headquartered in Miami, Florida, we were initially organized as a Florida limited liability company effective August 15, 2019. We were founded by Lucyd Ltd., the inventor and licensor of the technology that our products are based upon, which is a portfolio company of Tekcapital Europe Ltd. (“Tekcapital”). Tekcapital is a U.K. based university intellectual property accelerator which builds portfolio companies around new technologies. On March 26, 2020, we converted from a Florida limited liability company into a Florida corporation.

In January 2020, we introduced our first beta product and began market testing.

In January 2021, we officially launched our first commercial product, Lucyd Lyte® (“Lucyd Lyte”). This initial product offering embodied our goal of creating smart eyewear for all day wear that looks like and is priced similarly to designer eyewear, but is also light weight and comfortable, and enables the wearer to remain connected to their digital lives. The product was initially launched with six styles, and in September 2021, an additional six styles were added.

In February 2023, we launched version 2.0 of our Lucyd Lyte eyewear with 15 different styles, incorporating several key breakthroughs for the smart eyewear product category – including a four-speaker audio array, 12-hour music playback and call time, and improved styling as well as technical upgrades. In October 2023, we launched six new styles of smart eyewear, branded as Lyte XL, bringing even more advancements – including patent-pending flexible hinges for a more comfortable fit and a wider range of suitable head sizes, significant improvements to speaker and microphone quality, thinner and more ergonomic temples, and post-consumer recycled packaging.

In January 2024, we launched the Nautica® Powered by Lucyd smart eyewear collection in eight different styles, along with various branded accessories including a power brick, cleaning cloth. and a slipcase adorned with the iconic Nautica sail logo.

Our current product offering consists of 29 different models, which offers a similar amount of style variety as many traditional eyewear collections. All styles are each available with 80+ different lens types, resulting in thousands of variations of products currently available. The company currently has over 100 licensed patent and applications.

Our smartglasses enable the wearer to listen to music, take and make calls, and use voice assistants to perform many common smartphone tasks hands-free. Some of the many things our customers can do with their Lucyd Lyte glasses include:

1.	“Send a voice message to (contact)”: this command begins the recording of an audio message to be sent to named contact.

2.	“Send a text to (contact)”: begins recording of a speech-to-text message to be sent by SMS to named contact.

3.	“Call (contact)”: speed-dials the named contact.

4.	“Send $___ to (contact)”: this command allows our user to send money to a contact via Venmo or Apple Pay. Follow the digital assistant’s prompts to confirm.

5.	“Check my messages”: this command reads out our user’s latest incoming text messages and offers a prompt to reply to each. Close out the digital assistant to end the readout.

6.	“Check my mailbox”: this command announces the number of unread emails, and reads them out with a prompt to continue after each one. In the prompt after each one, our customers can tell their digital assistant “Reply” and dictate an email response to the previous email.

7.	“Find (cuisine type) food nearby”: this command reads through a list of nearby restaurants and their ratings, and prompts our user for directions or to call after each one.

8.	“Call me an Uber”: this command prompts the user on which type of Uber ride they want, then asks to confirm to send a car to our user’s location.

9.	“What time is it?”: announces the current time.

10.	“Play (song/album/artist)”: this command begins playing the requested song, album, or artist via Apple Music.

11.	“Get me directions to (location)”: this command begins navigating on phone, with audible directions on glasses.

12.	“Take a memo”: this command begins recording a speech-to-text memo in Notes. Say “Read my Notes” to play back.

Since the launch of Lucyd Lyte, we witnessed interest and demand from customers throughout the United States and have sold thousands of our smart glasses. Within six months of the launch of Lucyd Lyte, several optical stores in the United States and Canada have on-boarded the product and we have had discussions with several other large eyewear chains (by number of locations) regarding on-boarding our product. We believe smart eyewear is a product category whose time has come, and we believe we are well positioned to capitalize on and help develop this exciting new sector – where eyewear meets electronics in a user-friendly, mass market format, priced similarly to designer eyewear.

In first quarter of 2022 we introduced a virtual try-on kiosk for select retail stores. This device introduces our products to prospective retail customers and enables them to digitally try-on our line of smart glasses in a touch-free manner. This system was later upgraded in 2023.

We completed development of many new styles of smart eyewear for our new licensed brands in 2023, anticipating all three licensed collections to launch in 2024. In addition, we completed the following upgrades to accessory products in 2023:

●	The patent-pending Lucyd charging dock was upgraded to a version 2.0 edition, featuring auto-adjusting connectors to fit any size of smart eyewear we produce, a new charging status LED, and USB data capability, enabling it to be used as a USB hub for computers in addition to a charging hub.

●	The Lucyd virtual try-on kiosk was replaced with a fully modular display system, with eight available components for stores to mix and match to suit their display needs. The display can be countertop or freestanding, making it suitable for almost any retail environment.

The Vyrb app launched in open beta on iOS and Android app stores in 2021, as the Company’s first social media platform.

In 2022, we introduced key features in the Vyrb app, including live broadcasts for up to 100 users in one digital “room,” and the ability to upload external audio content into Vyrb, enabling longstanding content creators to import their existing libraries swiftly into the platform.

In the first quarter of 2023, we introduced several new features for the Vyrb app, including market-leading audio accessibility features for social media, such as the ability to create and listen to a feed of audio content completely hands-free, using unique voice assistant commands created for the app. We plan to continue to develop the expansive Vyrb platform into a feature-rich social toolbox for customers. This includes the introduction of revenue-generating features such as native ads and in-app upgrades, as well as gamification features such as a points and rewards system. Some new features are planned to launch in 2024, including a fully upgraded user interface. Once this update to the interface is completed, the app will be considered officially launched, and the Company will begin to promote it and capitalize on it in earnest.

In April 2023, we introduced another major software upgrade for our glasses with the launch of the Lucyd app for iOS and Android. This free application enables the user to converse with the extremely popular ChatGPT AI language model on the glasses, to instantly gain the benefit of one of the world’s most powerful AI assistants in a hands-free ergonomic interface. The app deploys a powerful and unique Siri integration with the Open AI API for ChatGPT, developed internally by the company. The Company has filed a patent application directed to this software upgrade. We believe this development makes our Lucyd eyewear perhaps the smartest smartglasses available today, represents a significant marketing opportunity for the Company’s core smartglass product, and creates a potential in-app purchase revenue stream for the Company.

Recent Developments

Nasdaq Bid Price Notice

On August 4, 2023, we received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Requirement”) as the bid price of the Company’s common stock, had closed below $1.00 per share for 30 consecutive business days. Nasdaq’s notice has no immediate effect on the listing of our common stock on Nasdaq.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, until January 31, 2024, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during this 180-day period, at which time the Staff will provide written notification to the Company that it complies with the Minimum Bid Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

On February 1, 2024, the Company requested and received an additional 180-calendar day, until July 30, 2024, compliance period from the Staff. In the event it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible for the second grace period, the Staff will provide written notice to the Company that the Common Stock is subject to delisting; however, the Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel. There can be no assurance that the Staff would grant the Company’s request for continued listing subsequent to any delisting notification, or, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other Nasdaq listing requirements.

The Company intends to closely monitor the closing bid price of the common stock and consider all available options to remedy the bid price deficiency to regain compliance with the Minimum Bid Requirement.

ATM Offering

On April 15, 2024, the Company entered into an At The Market Offering Agreement by and between the Company and H.C. Wainwright & Co., LLC (the “ATM Agreement”), which it suspended on April 28, 2024, and recommenced on May 3, 2024 when it filed a prospectus supplement in connection therewith (the “ATM Prospectus Supplement”). As of the date of this prospectus supplement, the Company has sold all shares available on the ATM Prospectus Supplement and will not make any sales of its shares of common stock pursuant to the ATM Agreement unless and until a new prospectus supplement is filed. However, the ATM Agreement remains in full force and effect and the Company expects to file a new prospectus supplement in connection therewith.

April Offering

On April 28, 2024, the Company entered into a securities purchase agreement with certain institutional investors for the purpose of raising approximately $1 million in gross proceeds for the Company. Pursuant to the terms of the securities purchase agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 4,200,822 shares of Common Stock and, in a concurrent private placement, warrants to purchase up to 4,200,822 shares of Common Stock. The combined purchase price was $0.244. The warrants issued in the offering will become exercisable on the Stockholder Approval Date (as defined in the securities purchase agreement) and will expire five following the initial exercise date at an exercise price of $0.244 per share. The offering closed on May 1, 2024.

Corporate Information

Our executive offices are located at 11900 Biscayne Blvd., Suite 630, North Miami, FL, 33181, and our phone number is (786) 785-5178. We maintain a website at www.lucyd.co. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us	5,263,161 shares of Common Stock

Offering price per share	$0.475

Common Stock outstanding immediately before this offering	18,213,066 shares

Common Stock outstanding immediately after this offering	23,476,227 shares

Use of Proceeds	We intend to use the net proceeds from this offering for the launch of our new product lines (including, but not limited to, Reebok Powered by Lucyd), investment into distribution channels, and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Concurrent Private Placement	In a concurrent private placement, we are also selling to the purchasers of shares of our Common Stock in this offering Purchase Warrants to purchase up to an aggregate of 5,263,161 shares of our Common Stock. The Purchase Warrants will have an exercise price of $0.475 per share, will be exercisable immediately upon issuance and will expire five years from the date of issuance. The Purchase Warrants issued in the private placement and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act at this time, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 (b) promulgated thereunder. See “Private Placement Transaction.”

Risk factors	Your investment in our shares of common stock involves substantial risks. You should consider the “Risk Factors” and the “Special Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	“LUCY”

The number of shares of common stock to be outstanding immediately after this offering is based on 18,213,066 shares of common stock outstanding as of May 24, 2024, and excludes:

●	2,664,500 shares of common stock issuable upon exercise of stock options currently outstanding, at a weighted average exercise price of $2.15 per share;

●	32,610 shares of common stock issuable upon the future vesting of previously-awarded restricted stock units;

●	1,891,893 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

●	1,374,280 shares of common stock issuable upon exercise of warrants issued in our initial public offering, at an exercise price of $3.75 per share;

●	58,800 shares of common stock issuable upon exercise of the representative’s warrants issued to Maxim Group LLC in connection with our initial public offering, at an exercise price of $8.228 per share;

●	300,000 shares of common stock issuable upon exercise of warrants issued in April 2023 pursuant to the warrant exercise inducement letter agreement at an exercise price of $3.75 per share;

●	4,500,000 shares of common stock issuable upon exercise of warrants issued in June 2023 at an exercise price of $1.05 per share;

●	180,000 shares of common stock issuable upon exercise of the placement agent warrants issued to Maxim Group LLC in connection with our public offering in June 2023, at an exercise price of $1.3125 per share;

●	4,200,822 shares of Common Stock that may be issued upon exercise of the warrants issued in May 2024 at an exercise price of $0.244 per share, which shares are subject to stockholder approval;

●	315,062 shares of Common Stock that may be issued upon exercise of the warrants issued to the placement agent (or its designees) as compensation in connection with the Company’s offering in May 2024 at an exercise price of $0.305 per share, which shares are subject to stockholder approval;

●	5,263,161 shares of Common Stock that may be issued upon exercise of the Purchase Warrants at an exercise price of $0.475 per share; and

●	394,737 shares of Common Stock that may be issued upon exercise of the warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering at an exercise price of $0.5938 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options and warrants (including the Purchase Warrants and placement agent’s warrants).

RISK FACTORS

An investment in our shares of common stock involves a high degree of risk. Before deciding whether to invest in our shares of common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Filings on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein and in any free writing prospectus that we may authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to Our Business

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum stock price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum stock price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

On August 4, 2023, we received written notice from the Staff of Nasdaq notifying us that, for a period of 30 consecutive business days, we failed to maintain a minimum closing bid price of $1.00 as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until January 31, 2024, to regain compliance. On February 1, 2024, the Company received a letter from Nasdaq notifying the Company that it had been granted an additional 180-day period, or until July 30, 2024, to regain compliance with Nasdaq Listing Rule 5550(b)(1). There can be no assurance that the Staff would grant the Company’s request for continued listing subsequent to any delisting notification, or, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other Nasdaq listing requirements.

If we cease to be eligible to trade on the Nasdaq:

●	We may have to pursue trading on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets.”

●	The trading price of our common stock could suffer, including an increased spread between the “bid” and “asked” prices quoted by market makers.

●	Shares of our common stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically. If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

●	We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock. This may also cause the market price of our common stock to decline.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will incur immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. As of March 31, 2024, our net tangible book value was $3,461,304, or $0.26 per share. Based on the offering price of $0.475 per share, and our net tangible book value as of March 31, 2024, if you purchase securities in this offering, you will incur immediate and substantial dilution of $0.175 per share with respect to the net tangible book value of our shares of common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the public offering price for the shares in this offering. We may sell shares or other securities in any other offering at prices that are less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, contain and incorporate forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement or the accompanying prospectus.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions in other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Important factors that could cause such differences include, but are not limited to:

●	our lack of operating history;

●	our expected use of proceeds from this offering;

●	our estimates regarding future revenue, expenses and needs for additional financing;

●	our ability to compete in our industry;

●	our ability to expand the number of retail stores that sell our products;

●	our ability to expand the production of our products;

●	difficulties with certain vendors, suppliers and distributors we rely on or will rely on;

●	failure to maintain our corporate culture as we grow and changes in consumer recognition of our brand;

●	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel;

●	the ability of our product to perform in a safe and efficient manner;

●	our ability to adapt and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs or requirements; and

●	our ability to regain and maintain compliance with the listing standards of the Nasdaq Capital Market.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth above under “Risk Factors” and elsewhere in this prospectus supplement. The factors set forth under “Risk Factors” and other cautionary statements made in this prospectus supplement should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus supplement. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $2,126,000 based on the sale of 5,263,161 shares of Common Stock at an offering price of $0.475 per share, after deducting placement agent’s fees and estimated offering expenses payable by us (excluding the proceeds, if any, from the exercise of the Purchase Warrants or placement agent’s warrants).

We intend to use the net proceeds from this offering for the launch of our new product lines (including, but not limited to, Reebok Powered by Lucyd), investment into distribution channels, and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments, or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See “Risk Factors—Risks Related to this Offering— Our management has broad discretion as to the use of the net proceeds from this offering.”

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

As of March 31, 2024, our historical net tangible book value was $3,461,304, or $0.26 per share of common stock. Our historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of common stock as of March 31, 2024.

After giving effect to the sale of 5,263,161 shares of common stock at a public offering price of $0.475 in this offering, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been $5,587,330, or $0.30 per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.04 per share to our existing shareholders and an immediate dilution of $0.175 per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors participating in this offering.

Offering price per share		$0.475
Net tangible book value per share as of March 31, 2024	$0.26
Increase in net tangible book value per share attributable to new investors in this offering	0.04
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering	0.30
Dilution per share to new investors in this offering		$0.175

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock to be outstanding after this offering is based on 13,233,544 shares of our common stock outstanding as of March 31, 2024, and excludes, as of that date, the following:

●	2,679,500 shares of common stock issuable upon exercise of stock options currently outstanding, at a weighted average exercise price of $2.14 per share;

●	48,915 shares of common stock issuable upon the future vesting of previously-awarded restricted stock units;

●	1,270,989 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Plan;

●	1,374,280 shares of common stock issuable upon exercise of warrants issued in our initial public offering, at an exercise price of $3.75 per share;

●	58,800 shares of common stock issuable upon exercise of the representative’s warrants issued to Maxim Group LLC in connection with our initial public offering, at an exercise price of $8.228 per share;

●	300,000 shares of common stock issuable upon exercise of warrants issued in April 2023 pursuant to the warrant exercise inducement letter agreement at an exercise price of $3.75 per share;

●	4,500,000 shares of common stock issuable upon exercise of warrants issued in June 2023 at an exercise price of $1.05 per share; and

●	180,000 shares of common stock issuable upon exercise of the placement agent warrants issued to Maxim Group LLC in connection with our public offering in June 2023, at an exercise price of $1.3125 per share.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the warrants issued in the concurrent private placement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

Our articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock, par value $0.00001 per share. As of the date of this prospectus supplement, we have 18,213,066 shares of common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor, subject to any preferential distribution rights of third parties. Upon our liquidation, dissolution, or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities.

Holders of our common stock have no preemptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any indebtedness of our company.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “LUCY.”

Our transfer agent is Vstock Transfer, LLC with an address of 18 Lafayette Place, Woodmere, NY 11598 and a phone number of (212) 828-8436.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, or the Private Placement Transaction, we are selling to purchasers of our Common Stock in this offering the Purchase Warrants to purchase up to an aggregate of 5,263,161 shares of our Common Stock.

The following summary of certain terms and provisions of the Purchase Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Purchase Warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of Purchase Warrant for a complete description of the terms and conditions of the Purchase Warrants.

The Purchase Warrants and the shares of our Common Stock issuable upon the exercise of the Purchase Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Common Stock issued upon exercise of the Purchase Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Purchase Warrants will be exercisable immediately upon issuance and at any time thereafter up to five years from the date of issuance, at which time any unexercised Purchase Warrants will expire and cease to be exercisable. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise a registration statement registering the issuance of the shares of Common Stock underlying the Purchase Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Purchase Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Purchase Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Purchase Warrants will have an exercise price of $0.475 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Purchase Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Purchase Warrant itself. If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Purchase Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the holder will have the right to require us or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its warrants, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Purchase Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Purchase Warrant.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated as of April 2, 2024, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our securities offered pursuant to this prospectus supplement and accompanying prospectus.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the shares of common Stock offered hereby is expected to occur on or about May 29, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee of 6.0% of the aggregate gross proceeds raised in the offering. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Total
Offering price	$0.475	$2,500,001.48
Placement agent’s fees	$0.0285	$150,000.09
Proceeds, before expenses, to us	$0.4465	$2,350,001.39

In addition, we have agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering, non-accountable expenses in the amount of $50,000 and clearing fees of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $133,000.

In addition, we will issue to the placement agent, or its designees, warrants to purchase up to 394,737 shares of Common Stock, which represent 7.5% of the shares of Common Stock sold in this offering. The placement agent warrants will have an exercise price equal to $0.5938 per share, which represents 125% of the offering price per share, will expire five years following the commencement of the sales in this offering, otherwise will be in a form substantially similar to the Purchase Warrants.

The securities purchase agreement that we entered into with certain investors prohibits, with certain limited exceptions, us: (i) until 4:01 p.m., Eastern Time, on May 31, 2024 from issuing any shares of common stock or Common Stock Equivalents (as defined in the securities purchase agreement) or filing any registration statement, and (ii) for two (2) years following the closing date from issuing any shares of common stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the securities purchase agreement).

We have granted Wainwright, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the consummation of this offering to act as our exclusive underwriter or placement agent for any further capital raising transactions undertaken by us or any of our subsidiaries.

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of our engagement of the placement agent provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, within the twelve (12) months following the expiration of termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above, calculated in the same manner.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Wainwright acted as our sales agent in connection with the at the market offering agreement we entered into on April 15, 2024 and our registered direct offering we consummated on May 1, 2024, for which it received compensation and currently remains in effect. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The transfer agent for our Common Stock to be issued in this offering is Vstock Transfer, LLC.

Listing

Our shares of Common Stock trade on the Nasdaq Capital Market under the ticker symbol “LUCY.”

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Innovative Eyewear, Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, appearing in Innovative Eyewear, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Cherry Bekaert LLP, independent registered public accounting firm, and have been incorporated by reference herein in reliance upon the report of Cherry Bekaert LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s Internet site at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.lucyd.co. The information on our Internet website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement and exhibits from the SEC’s Internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-41392) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024.

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 14, 2024.

●	Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, April 16, 2024, April 29, 2024 and May 1, 2024.

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on May 12, 2022, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Harrison Gross, c/o Innovative Eyewear, Inc., at 11900 Biscayne Blvd., Suite 630 Miami, Florida 33181. Our telephone number is (954) 826-0329. Information about us is also available at our website at www.lucyd.co. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference.

Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement or the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified or superseded will not be deemed to be a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded. Because information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

PROSPECTUS

INNOVATIVE EYEWEAR, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time, in one or more offerings. This prospectus provides you with a general description of the securities of our company.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The aggregate market value of our outstanding common stock held by non-affiliates was $2,269,126 based on 12,933,544 shares of outstanding common stock, of which 7,744,459 shares are held by non-affiliates, and a per share price of $0.293 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on March 25, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Our common stock and warrants are listed on the Nasdaq Capital Market under the symbols “LUCY” and “LUCYW”.

If we decide to seek a listing of any preferred stock, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 9 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 26, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration statement, we may offer and sell securities from time to time, in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, or in the documents that we have incorporated by reference into this prospectus.

We urge you to carefully read both this prospectus and any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized any other person to provide you with different information. We will not make an offer to sell the securities offered hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the cover of each respective document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Innovative Eyewear,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Innovative Eyewear, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward looking statements that involve risks and uncertainties., principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2021 and 2022 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Our Company

We develop and sell smart eyeglasses and sunglasses, which are designed to allow our customers to remain connected to their digital lives, while also offering prescription eyewear and sun protection. Founded and headquartered in Miami, Florida, we were initially organized as a Florida limited liability company effective August 15, 2019. We were founded by Lucyd Ltd., the inventor and licensor of the technology that our products are based upon, which is a portfolio company of Tekcapital Europe Ltd. (“Tekcapital”). Tekcapital is a U.K. based university intellectual property accelerator which builds portfolio companies around new technologies. On March 26, 2020, we converted from a Florida limited liability company into a Florida corporation.

In January 2020, we introduced our first beta product and began market testing.

In January 2021, we officially launched our first commercial product, Lucyd Lyte® (“Lucyd Lyte”). This initial product offering embodied our goal of creating smart eyewear for all day wear that looks like and is priced similarly to designer eyewear, but is also light weight and comfortable, and enables the wearer to remain connected to their digital lives. The product was initially launched with six styles, and in September 2021, an additional six styles were added.

In February 2023, we launched version 2.0 of our Lucyd Lyte eyewear with 15 different styles, incorporating several key breakthroughs for the smart eyewear product category – including a four-speaker audio array, 12-hour music playback and call time, and improved styling as well as technical upgrades. In October 2023, we launched six new styles of smart eyewear, branded as Lyte XL, bringing even more advancements – including patent-pending flexible hinges for a more comfortable fit and a wider range of suitable head sizes, significant improvements to speaker and microphone quality, thinner and more ergonomic temples, and post-consumer recycled packaging.

In January 2024, we launched the Nautica® Powered by Lucyd smart eyewear collection in eight different styles, along with various branded accessories including a power brick, cleaning cloth. and a slipcase adorned with the iconic Nautica sail logo.

Our current product offering consists of 29 different models, which offers a similar amount of style variety as many traditional eyewear collections. All styles are each available with 80+ different lens types, resulting in thousands of variations of products currently available. The company currently has over 100 licensed patent and applications.

Our smartglasses enable the wearer to listen to music, take and make calls, and use voice assistants to perform many common smartphone tasks hands-free. Some of the many things our customers can do with their Lucyd Lyte glasses include:

1.	“Send a voice message to (contact)”: this command begins the recording of an audio message to be sent to named contact.

2.	“Send a text to (contact)”: begins recording of a speech-to-text message to be sent by SMS to named contact.

3.	“Call (contact)”: speed-dials the named contact.

4.	“Send $___ to (contact)”: this command allows our user to send money to a contact via Venmo or Apple Pay. Follow the digital assistant’s prompts to confirm.

5.	“Check my messages”: this command reads out our user’s latest incoming text messages and offers a prompt to reply to each. Close out the digital assistant to end the readout.

6.	“Check my mailbox”: this command announces the number of unread emails, and reads them out with a prompt to continue after each one. In the prompt after each one, our customers can tell their digital assistant “Reply” and dictate an email response to the previous email.

7.	“Find (cuisine type) food nearby”: this command reads through a list of nearby restaurants and their ratings, and prompts our user for directions or to call after each one.

8.	“Call me an Uber”: this command prompts the user on which type of Uber ride they want, then asks to confirm to send a car to our user’s location.

9.	“What time is it?”: announces the current time.

10.	“Play (song/album/artist)”: this command begins playing the requested song, album, or artist via Apple Music.

11.	“Get me directions to (location)”: this command begins navigating on phone, with audible directions on glasses.

12.	“Take a memo”: this command begins recording a speech-to-text memo in Notes. Say “Read my Notes” to play back.

Since the launch of Lucyd Lyte, we witnessed interest and demand from customers throughout the United States and have sold thousands of our smart glasses. Within six months of the launch of Lucyd Lyte, several optical stores in the United States and Canada have on-boarded the product and we have had discussions with several other large eyewear chains (by number of locations) regarding on-boarding our product. We believe smart eyewear is a product category whose time has come, and we believe we are well positioned to capitalize on and help develop this exciting new sector – where eyewear meets electronics in a user-friendly, mass market format, priced similarly to designer eyewear.

In first quarter of 2022 we introduced a virtual try-on kiosk for select retail stores. This device introduces our products to prospective retail customers and enables them to digitally try-on our line of smart glasses in a touch-free manner. This system was later upgraded in 2023.

We completed development of many new styles of smart eyewear for our new licensed brands in 2023, anticipating all three licensed collections to launch in 2024. In addition, we completed the following upgrades to accessory products in 2023:

●	The patent-pending Lucyd charging dock was upgraded to a version 2.0 edition, featuring auto-adjusting connectors to fit any size of smart eyewear we produce, a new charging status LED, and USB data capability, enabling it to be used as a USB hub for computers in addition to a charging hub.

●

The Lucyd virtual try-on kiosk was replaced with a fully modular display system, with eight available components for stores to mix and match to suit their display needs. The display can be countertop or freestanding, making it suitable for almost any retail environment.

The Vyrb app launched in open beta on iOS and Android app stores in 2021, as the Company’s first social media platform.

In 2022, we introduced key features in the Vyrb app, including live broadcasts for up to 100 users in one digital “room,” and the ability to upload external audio content into Vyrb, enabling longstanding content creators to import their existing libraries swiftly into the platform.

In the first quarter of 2023, we introduced several new features for the Vyrb app, including market-leading audio accessibility features for social media, such as the ability to create and listen to a feed of audio content completely hands-free, using unique voice assistant commands created for the app. We plan to continue to develop the expansive Vyrb platform into a feature-rich social toolbox for customers. This includes the introduction of revenue-generating features such as native ads and in-app upgrades, as well as gamification features such as a points and rewards system. Some new features are planned to launch in 2024, including a fully upgraded user interface. Once this update to the interface is completed, the app will be considered officially launched, and the Company will begin to promote it and capitalize on it in earnest.

In April 2023, we introduced another major software upgrade for our glasses with the launch of the Lucyd app for iOS and Android. This free application enables the user to converse with the extremely popular ChatGPT AI language model on the glasses, to instantly gain the benefit of one of the world’s most powerful AI assistants in a hands-free ergonomic interface. The app deploys a powerful and unique Siri integration with the Open AI API for ChatGPT, developed internally by the company. The Company has filed a patent application directed to this software upgrade. We believe this development makes our Lucyd eyewear perhaps the smartest smartglasses available today, represents a significant marketing opportunity for the Company’s core smartglass product, and creates a potential in-app purchase revenue stream for the Company.

Our Market Opportunity

One of our key opportunities is converting traditional eyeglass and sunglass wearers to smart eyewear consumers since these customers are already familiar with wearing optical products. According to a 2021 report of the Vision Council, a non-profit trade association that serves member companies of the optical industry, there are 167 million prescription and 224 million non-prescription glasses wearers in the United States. As many as four billion people worldwide wear glasses, according to an article published by Reference.com in April 2020.

According to Statista, the total addressable market for eyewear in the U.S. is projected to be $35.2 billion in 2024. The market for digital assistants like Siri, Google Voice, Bixby and Alexa has grown rapidly worldwide, and is projected at $4.5 billion in revenue in 2023. We view the popularity of hearables as an important catalyst for the smart eyewear market since hands-free access to voice-based AI is a notable feature thereof.

The common denominator among markets for the hearables and digital assistant is that they facilitate real-time access to digital data, whether it is through music, calls, navigational directions, or information, among other uses. The combination of hearables and digital assistants provides a transparent, ergonomic interface between the users and their digital lives. At Innovative Eyewear, we are dedicated to a touch-free interface and untethering our customers’ eyes from their smartphone screens, through our smart eyewear product.

The synergistic fusion of these three markets (eyewear, digital assistants, and hearables) enables, in our view, an opportunity to create a completely new experience of connected eyewear, which smoothly delivers the functionality of both optical glasses and headphones, eliminating the need for either on its own. Nevertheless, several orthodoxies of the eyewear industry still hold, namely: if you want to sell a lot of eyewear, we believe it should be attractive, stylish, comfortable (e.g., lightweight, which we believe to be approximately one ounce) and cost roughly the same as traditional eyewear. This is what we have sought to achieve, and in our view have accomplished with the introduction of Lucyd Lyte eyewear.

A key indicator of the potential future success of smart eyewear in the consumer market is the rise of smartwatches, which as early as 2018 have intermittently surpassed traditional wristwatches in unit sales in the US. We believe that the similarities between smartwatches and smart eyewear compared to their traditional counterparts indicate that the future of eyewear will also be smart.

Our Business Strategy

When we initially organized Innovative Eyewear four years ago, there was, in our view, no attractive smart eyewear that addressed the basic consumer need for good-looking designer glasses that were stylish, comfortable, lightweight, provided the functionality of hearables, and priced around the same as regular glasses.

At the core of our strategy are the following principles:

1.	Consumers prefer smart eyewear that looks and feels like traditional glasses and sunglasses; this is a key element in the design of all of our frames, and makes it easier for traditional eyewear users to switch to our products.

2.	For a smart eyewear line to achieve mass market penetration, it should cost a similar amount to traditional designer eyewear, especially while the category is still emerging and most consumers and not yet familiar with it.

3.	Smart eyewear must be user-friendly and have an interface that is easy to navigate by the wearer, even when their hands are wet or gloved. As such, we deploy highly tactile interfaces on our eyewear.

4.	The battery life of smart eyewear should be sufficient to support smart functionalities throughout the day without needing to be recharged mid-day.

5.	Rather than burdening our hardware with mechanical features such as cameras and microdisplays which may be unnecessary for many users, we instead leverage software platforms that can add functionality without increasing the weight or size of the frames.

6.	By adhering to the above principles, we can eliminate any “costs of switching” from traditional eyewear to smart eyewear, and build customer lifetime value by offering a more powerful combination of fashion, smart features, and vision correction and protection than available from other companies.

All of our products are designed in Miami, manufactured in China, and sold through e-commerce channels, including on our website (Lucyd.co), BestBuy.com, DicksSportingGoods.com, Brookstone.com, and Amazon.com, and sold by over 300 optical and sporting goods retailers. Additionally, we are pursuing online and in-store big box retailers, and in-store and online specialty retailers. Based on the existing demand for our products, current distribution, and recently consummated supply agreements, we anticipate that our products will be available in a significant number of new third-party retail locations in 2024.

We believe that people care about what they wear on their faces, and because we understand that customers have diverse preferences about the shape, size, and design of their eyewear, we aim to continuously introduce new models in an effort to offer a wide variety of designs. We continuously present new models of eyewear to our network of followers to vote on those styles they find most appealing. We view this as community-approved design.

One of our key opportunities is converting traditional eyeglass and sunglass wearers to smart eyewear consumers, since these customers are already familiar with wearing optical products. According to a 2021 report of the Vision Council, a non-profit trade association that serves member companies of the optical industry, there are 167 million prescription and 224 million non-prescription glasses wearers in the US. As many as four billion people worldwide wear glasses, according to an article published by Reference.com in April 2020.

Competition

The smart eyewear industry in which we operate is competitive and subject to changes in practice. While we believe that our products are hybrid of eyeglasses and audio technology, which gives us a unique product that provides us with competitive advantages, we may face competition from many different entities now and in the future. As of now, we face competition from the following products:

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Bose Corporation’s Bose Frames. These are a Bluetooth eyewear product, but in a bulkier form factor and with what we believe to be comparable audio quality at a higher list price ($249 MSRP) than Lucyd Lyte 2.0 ($199). However, Bose has recently announced plans to withdraw from the smart eyewear market.

Key advantages of Lucyd Lyte over Bose Frames: Our glasses are lighter weight, have twice the playback battery life, are offered in 29 styles compared to three styles for Bose, and have a more traditional optical form factor for all-day wear.

●

Amazon’s Carrera Echo Glasses (Third Gen). Another entry in the Bluetooth eyewear space, offered at a $329 - $389 list price. Not available directly from the manufacturer in prescription, and in only two frame shapes. The cost of the Amazon Echo Glasses is higher than Lucyd Lyte. While lightweight like Lucyd Lyte glasses, Amazon Echo Glasses have, in our view, a less fashionable form factor, and the battery life is about half of that of Lucyd Lyte.

Key advantages of Lucyd Lyte over Echo Glasses: Our glasses are not “always-listening” for voice commands like Echo Frames are (which raises privacy concerns and reduces battery life), our glasses are available in 29 styles compared to two for the latest Echo Frames, our glasses look more seamless so they better match the form factor of traditional eyewear, and our glasses are more affordable at $149 - $199.

●

Snapchat Spectacles. This is a camera-focused smart eyewear product and, in our view, not a direct competitor with our products due to its style, weight, pricing, and suitability for all-day wear. However, Snapchat Spectacles may introduce further entries in the space that may directly compete with Lucyd Lyte. Snapchat Spectacles version 3 have a list price of $380.

Key advantages of Lucyd Lyte over Spectacles: Our glasses have more audio and AI features, our glasses are lighter and prescription-ready, are available in many more styles than this single SKU (stock-keeping unit) line, and cost half the price.

●

Ray-Ban Meta Glasses. Developed in association with Facebook, are a camera-focused smart eyewear product, and despite the fact they are available in prescription, in our view not a direct competitor. Ray-Ban may, however, introduce further entries in the space that may directly compete with Lucyd Lyte. Ray-Ban Spectacles have a well-known and respected brand, and a list price starting at $299, which makes them 100% more expensive than Lucyd Lyte.

Key advantages of Lucyd Lyte over Stories: Stories weigh considerably more than Lucyd Lyte glasses (20% - 70% more depending upon the Lyte model), have a shorter battery life, thicker temple profiles, are not water resistant, and the cameras and required connection to a Facebook account raise privacy concerns.

All of the competitors discussed above have substantially greater manufacturing, financial, research and development, personnel, and marketing resources than we do. As a result, although we believe our products are currently superior, our competitors may be able to develop superior products, and compete more aggressively and sustain their competitive advantage over a longer period of time than us. Our products may be rendered obsolete in the face of competition.

Our Competitive Strengths

A Unique Solution to a Common Problem. While immensely useful, smartphones can present a safety hazard to motorists, pedestrians, and cyclists because smartphones can distract people from the task or activity at hand. In 2022, pedestrian deaths were at a 40-year high according to the Governors Highway Safety Association, and experts believe smartphones were partially to blame. Recent data from the Governors Highway Safety Association indicates that from 2010 to 2021, the number of pedestrian deaths rose by 77%, while all other traffic deaths increased by 25% (Pedestrian Traffic Fatalities by State: 2022 Preliminary Data – (https://www.ghsa.org/resources/Pedestrians23). We believe that the distraction created by smartphones originates in two forms: (1) via headphones or earbuds, where the user is deprived of full audible situational awareness; and (2) via the visual interface of the phone, which distracts the user completely from their surroundings. Lucyd Lyte open-ear audio helps address this problem by having the speakers mounted at the temples (in the arms) of the glasses. There is nothing in the ear canal and, as a result, individuals can better maintain situational awareness, such as hearing the traffic around them, as well as nearby sounds. Many of our competitors have relatively bulky speakers enclosed within the temples, while Lucyd Lyte’s speakers and temples are thin, which allows them to look similar to traditional designer glasses. Furthermore, through the quick and easy touch controls on the Lucyd Lyte, the wearer can perform many tasks for which they would normally pull out their phone - thus our glasses help untether the eyes of the user from their smartphones throughout the day and enable them to remain more visually vigilant and aware of the traffic around them.

Affordable Price Point. Our Lucyd Lyte eyewear provides both optical-quality glasses and a Bluetooth headset together, at roughly the same price as a traditional pair of designer glasses, which is core to the disruptive potential of our product. Our Lucyd Lyte line of smart eyewear enables prescription and sunglass wearers to interact with digital assistants and social media without having to take their eyes off the road and are nearly hands-free, thereby improving the safety and convenience of taking calls, listening to music, and audibly accessing digital information on the go. The Manufacturer’s Suggested Retail Price (“MSRP”) for Lucyd Lyte 2.0 eyewear starts at $149, with advanced options and customizations available at higher price points, which are at the discretion of the customer. A basic prescription lens upgrade is offered for $40. By comparison, most of our U.S.-based competitors offer products that are more expensive, starting at approximately $249 or higher, with higher costs to add prescriptions.

Quality. All of our frames can be outfitted in-house or by optical resellers with any combination of prescription, sunglass, reading, and blue light lens formats. Our frame fronts are made with what we believe are high quality optical materials to ensure easy lens fitting by any optician.

Customizable Product Offering. There are 80+ lens types available for Lucyd Lyte, making it the most customizable smart eyewear in the world. Innovative Eyewear has a partnership with a high-quality optical lab in Boston to produce prescription and custom lenses for our frames quickly and affordably. Our contract with a third-party optical lab also allows us to offer direct prescription fulfillment to our customers.

Comfort. At just 1.0 - 1.5 ounces, our eyewear has a feather-light fit, suitable for all day vision correction or sun protection (traditional glasses weigh about one ounce). This is especially important while on the go. Our 1.0 ounce titanium aviators are among the lightest smart eyewear ever made.

Long Battery Life. At 12 hours of playback per charge, our current product offering of Lucyd eyewear outpaces most, if not all, of the competition on battery life.

Capital Light Business Model. All of our products are sold through multiple e-commerce channels, including on our website (Lucyd.co), BestBuy.com, DicksSportingGoods.com, and Amazon.com, and are distributed through optical or other retailers (such as, but not limited to, Metro Optics Eyewear and Marca Eyewear Group, Inc.). We believe this capital light approach is highly scalable and efficient in the deployment of resources. We view “capital light” as being more efficient by obviating the need to build factories and retail stores, while partnering with existing companies in both of these groups.

Multiple-Channel Approach. We sell our products both through multiple online channels and multiple categories of brick-and-mortar retail stores. We believe this multi-channel approach provides us with an advantage against our competitors who sell in a narrower selection of channels.

Experienced Management Team. We have an experienced board of directors with more than 100 years of combined experience in the eyewear industry, and a management team with substantial experience in software and electronics engineering and operating eyewear and technology companies.

Recent Developments

Nasdaq Bid Price Notice

On August 4, 2023, we received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2). which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Requirement”) as the bid price of the Company’s common stock, had closed below $1.00 per share for 30 consecutive business days. Nasdaq’s notice has no immediate effect on the listing of our common stock on Nasdaq.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, until January 31, 2024, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days during this 180-day period, at which time the Staff will provide written notification to the Company that it complies with the Minimum Bid Requirement, unless the Staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

On February 1, 2024, the Company requested and received an additional 180-calendar day, until July 30, 2024, compliance period from the Staff. In the event it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible for the second grace period, the Staff will provide written notice to the Company that the Common Stock is subject to delisting; however, the Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel. There can be no assurance that the Staff would grant the Company’s request for continued listing subsequent to any delisting notification, or, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other Nasdaq listing requirements.

The Company intends to closely monitor the closing bid price of the common stock and consider all available options to remedy the bid price deficiency to regain compliance with the Minimum Bid Requirement.

Corporate Information

Our executive offices are located at 11900 Biscayne Blvd., Suite 630, North Miami, FL, 33181, and our phone number is (786) 785-5178. We maintain a website at www.lucyd.co. The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum stock price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum stock price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

On August 4, 2023, we received written notice from the Staff of Nasdaq notifying us that, for a period of 30 consecutive business days, we failed to maintain a minimum closing bid price of $1.00 as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had 180 calendar days, or until January 31, 2024, to regain compliance. On February 1, 2024, the Company received a letter (the “Extension Notice”) from Nasdaq notifying the Company that it had been granted an additional 180-day period, or until July 30, 2024, to regain compliance with Nasdaq Listing Rule 5550(b)(1). There can be no assurance that the Staff would grant the Company’s request for continued listing subsequent to any delisting notification, or, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful, or that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other Nasdaq listing requirements.

If we cease to be eligible to trade on the Nasdaq:

●	We may have to pursue trading on a less recognized or accepted market, such as the OTC Bulletin Board or the “pink sheets.”

●	The trading price of our common stock could suffer, including an increased spread between the “bid” and “asked” prices quoted by market makers.

●	Shares of our common stock could be less liquid and marketable, thereby reducing the ability of stockholders to purchase or sell our shares as quickly and as inexpensively as they have done historically. If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

●	We may be unable to access capital on favorable terms or at all, as companies trading on alternative markets may be viewed as less attractive investments with higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock. This may also cause the market price of our common stock to decline.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On occasion we may engage in certain related party transactions. All prior related party transactions were approved by our Board of Directors and a majority of our issued and outstanding shares of capital stock, and have been disclosed in our other filings with the SEC which are incorporated by reference herein. Our policy is that all related party transactions will be reviewed and approved by the audit committee of our board of directors prior to our entering into any related party transactions.

On January 11, 2024, the Company entered into an intercompany loan agreement (as lender) with Tekcapital Europe Ltd. an affiliate of our largest stockholder, Lucyd Ltd., whose Chief Executive Officer is the father of our Chief Executive Officer, and Tekcapital Plc, the parent of Tekcapital Europe Ltd. Pursuant to this agreement, the Company loaned GBP £600,000 to Tekcapital Europe Ltd. The loan bears simple interest at a rate of 10% per annum and is required to be repaid on or before April 11, 2024. Tekcapital Plc executed the agreement as guarantor for Tekcapital Europe Ltd. on the full amount of the loan. Tekcapital Europe Ltd. repaid the loan in full in March 2024.

Effective March 1, 2024, the Company issued a convertible note to Lucyd Ltd., the largest stockholder of the Company, for up to $1,250,000 that bears interest at 10% per annum, which includes the option to convert the debt into the Company’s common stock at market price. The note can be converted into shares of common stock of the Company upon the occurrence of certain events, as defined in the note, or for any reason at the sole discretion of Lucyd Ltd. The note has a maturity date of September 1, 2025, at which time all outstanding principal and accrued interest is payable in full. As of the date of the filing of this Form S-3, the Company has not borrowed any amounts under this convertible note.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Florida law and our amended and restated articles of incorporation referred to herein as our articles of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 65,000,000 shares, of which (a) 50,000,000 shares are common stock and (b) 15,000,000 shares are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $50,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	secured or unsecured debt securities consisting of notes, debentures, or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities, or subordinated debt securities, each of which may be convertible into equity securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities exchangeable for or convertible into shares of common stock, preferred stock, or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of March 22, 2024, there were 12,933,544 shares of common stock issued and outstanding, held of record by approximately 3,780 stockholders.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor, subject to any preferential distribution rights of third parties. Upon our liquidation, dissolution, or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities.

Holders of our common stock have no preemptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable. The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any indebtedness of our company.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “LUCY.”

Our transfer agent is VStock Transfer, LLC with an address of 18 Lafayette Place, Woodmere, NY 11598 and a phone number of (212) 828-8436.

Preferred Stock

Our articles of incorporation empowers our board of directors, without action by our shareholders, to issue up to 15,000,000 shares of blank check preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of March 26, 2024, there were no shares of preferred stock designated, issued, or outstanding.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Florida Business Corporation Act provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	The designation, amount, and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt, or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered hereby. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Innovative Eyewear, Inc. and subsidiaries as of and for the years ended December 31, 2023 and 2022 have been incorporated by reference in the registration statement in reliance upon the report of Cherry Bekaert LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and periodic reports, proxy statements, and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We also maintain a website at www.lucyd.co, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 22, 2023; and

●	Our Current Reports on Form 8-K filed with the SEC on April 17, 2023, June 20, 2023, June 27, 2023, August 7, 2023, August 10, 2023 and January 5, 2024.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Harrison Gross, c/o Innovative Eyewear, Inc., at 11900 Biscayne Blvd., Suite 630 Miami, Florida 33181. Our telephone number is (954) 826-0329. Information about us is also available at our website at www.lucyd.co. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

5,263,161 Shares of

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 28, 2024